EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statements (Form S-3 Nos. 33-96852, 333-82526, 333-190028, and 333-279076) of Mid-America Apartment Communities, Inc. and in the related Prospectuses,
(2)
Registration Statement (Form S-3 No. 333-277057) pertaining to the Dividend and Distribution Reinvestment and Share Purchase Plan of Mid-America Apartment Communities, Inc. and in the related Prospectus,
(3)
Registration Statement (Form S-8 No. 333-123945) pertaining to the Non-Qualified Deferred Compensation Plan for Outside Company Directors of Mid-America Apartment Communities, Inc.,
(4)
Registration Statement (Form S-8 No. 333-115834) pertaining to the Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan and the 2004 Stock Plan of Mid-America Apartment Communities, Inc.,
(5)
Registration Statement (Form S-8 No. 33-91416) pertaining to the 1994 Employee Stock Purchase Plan of Mid-America Apartment Communities, Inc.,
(6)
Registration Statement (Form S-8 No. 333-191541) pertaining to the Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan, Colonial Properties Trust 2008 Omnibus Incentive Plan and Colonial Properties Trust Third Amended and Restated Shares Option and Restricted Shares Plan,
(7)
Registration Statement (Form S-8 No. 333-196250) pertaining to the Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan,
(8)
Registration Statement (Form S-8 No. 333-225136) pertaining to the Second Amended and Restated Mid-America Apartment Communities, Inc. 2013 Stock Incentive Plan,
(9)
Registration Statement (Form S-8 No. 333-214993) pertaining to the Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan, and
(10)
Registration Statement (Form S-8 No. 333-272017) pertaining to Mid-America Apartment Communities, Inc. 2023 Omnibus Incentive Plan.

of our reports dated February 6, 2026, with respect to the consolidated financial statements and schedule listed in the Index at Item 15(a)(2) of Mid-America Apartment Communities, Inc. and the effectiveness of internal control over financial reporting of Mid-America Apartment Communities, Inc. included in this Annual Report (Form 10-K) of Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Memphis, Tennessee

February 6, 2026